UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         December 5, 2003
         Date of Report (Date of Earliest Event Reported)



                         AQUENTIUM, INC.
          (Name of small business issuer in its charter)

        Delaware                  000-23402                11-2863244
(State of incorporation)    (Commission file number)    (I.R.S.  Employer
                                                        Identification No.)

                 31500 Grape Street, Suite 3401
                 Lake Elsinore, California 92532
             (Address of principal executive offices)

                          (909) 244-1988
                  (Issuer's telephone number)




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     In this current report references to "Aquentium," "we," "us," and "our"
refer to Aquentium, Inc.

                    FORWARD LOOKING STATEMENTS

     This current report contains certain forward-looking statements and any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Aquentium's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Aquentium may participate, competition within Aquentium's markets and failure by Aquentium to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

     On December 5, 2003, Aquentium, Inc. entered into an a acquisition agreement whereby Aquentium agreed to acquire Charis Energy Development, Inc. ("Charis Energy") as a wholly-owned subsidiary through a stock-for-stock exchange. Charis Energy is a Nevada corporation incorporated on April 15, 2002, and it owns the exclusive worldwide manufacturing and marketing rights for a newly invented non-silicone solar panel. Charis Energy is a development stage company and has minimal operations as of the date of this filing.

     The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles. This means that Charis Energy's results of operation will be consolidated with Aquentium's from the closing of the transaction.

Terms of The Agreement

      The agreement provides that Aquentium will issue an aggregate of 1,000,000 shares of Aquentium common stock to the four stockholders of Charis Energy. The stockholders of Charis Energy will exchange 100% of the outstanding common shares of Charis Energy they hold for the Aquentium shares.

      The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company provided corporate documentation to the other for due diligence purposes. Also, Aquentium agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction. The agreement does not contain any provisions for termination.

Tax Treatment

      The exchange of stock is intended to qualify as a tax-free reorganization in accordance with Section 368(B) of the Internal Revenue Code, as amended. It is anticipated that Aquentium and Charis Energy, or their respective stockholders, will not recognize gain or loss as a result of the acquisition, and the tax basis of the Aquentium common stock received by Charis Energy's stockholders will be the same as the tax basis of the Charis Energy common stock surrendered. Aquentium and Charis Energy have not sought, nor do they intend to seek, an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

Prior Relationships

     Our management has been seeking and evaluating business opportunities for the past year. The management of the companies began negotiations related to this business combination in November 2003, which lead to the final acquisition agreement in December 2003.


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Consideration for the Acquisition

     The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on representations made by Charis Energy's management and other documents and information provided to Aquentium. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of Charis Energy. These factors included the relative value of the assets of Charis Energy, Charis Energy's present and past business operations, the future potential of Charis Energy's worldwide manufacturing and marketing rights for a new solar energy product, the management of Charis Energy and the potential benefit to the stockholders of Aquentium.

      Our board of directors determined that the consideration for the share exchange was reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, our stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

      The source of the consideration used by Aquentium to acquire Charis Energy was authorized but unissued common shares. The consideration used by the Charis Energy's stockholders to acquire their interest in Aquentium were the issued and outstanding shares of Charis Energy which they held.

Interests of Certain Persons

      Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between Aquentium or any of our directors, executive officers or their affiliates, on the one hand, and Charis Energy, or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements.

       At the date of this filing, it is impracticable for Aquentium to provide the audited financial statements of Charis Energy which may be required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such audited financial statements, if required, shall be filed by amendment to this Form 8-K on or before February 23, 2003.

(b)    Pro Forma Financial Information.

       At the date of this filing, it is impracticable for Aquentium to provide the pro forma financial information which may be required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information, if required, shall be filed by amendment to this Form 8-K on or before February 23, 2003.

(c)   Exhibits.

2.1 Agreement for the Exchange of Common Stock between Aquentium and Charis Energy Development, Inc., dated December 5, 2003.




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AQUENTIUM, INC.



                                      /s/ Mark T. Taggatz
Date: December 22, 2003          By:____________________________________
                                    Mark T. Taggatz
                                    President, CEO and Director